UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report:  April 16, 2007
(Date of earliest event reported)

INSWEB CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

11290 Pyrites Way, Suite 200
Gold River, California 95670
(Address of principal executive offices)

(916) 853-3300
(Registrant’s telephone number, including area code)

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Compensation Matter

On April 16, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of InsWeb Corporation approved a proposal from the Chief Executive Officer, Hussein A. Enan, to reduce his salary for 2007 to $12.  As a result, Mr. Enan’s salary for the period from April through December 31, 2007 will be $9.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2007	INSWEB CORPORATION (Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam Chief Financial Officer